BROOKS, PIERCE, MCLENDON, HUMPHREY & LEONARD, L.L.P.






                             February 21, 1995

                                                              (910) 271-3123


Board of Directors
Security Capital Bancorp
507 West Innes Street
Salisbury, North Carolina  21845-3775


         Re: Security Capital Bancorp Omnibus Stock Ownership and Long Term Incentive Plan - Registration Statement on Form S-8 Respecting the Offering of up to 300,000 Shares of Common Stock


Gentlemen:

         We   have  acted  as  counsel  to  Security  Capital  Bancorp  (the
 "Company") in connection with the Company's registration under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement") of its offering of up to 300,000 shares of Common Stock, no par value (the "Shares") pursuant to the grant of stock options, restricted stock awards, long term incentive units and stock appreciation rights
(collectively, the "Rights") under the Security Capital Bancorp Omnibus Stock Ownership and Long Term Incentive Plan (the "Plan"). As such counsel, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering the opinions set forth herein.

         For  purposes  of rendering our opinion below, we have assumed that
(i) the Shares issuable pursuant to the exercise of Rights granted under the terms of the Plan will continue to be duly and validly authorized on the dates the Shares are issued pursuant to the Rights; (ii) on the dates the Rights are exercised, the Rights granted under the terms of the Plan will constitute valid, legal and binding obligations of the Company and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable against the Company in accordance with their terms; (iii) no change occurs after the date hereof in applicable law or the pertinent facts; and (iv) the provisions of applicable "blue sky" and other state securities laws have been complied with to the extent required.

Board of Directors
February 21, 1995
Page 2



         Based on the foregoing, and subject to the assumptions set forth herein, it is our opinion as of the date hereof that the Shares which have been or are to be issued pursuant to the Plan have been duly and validly authorized and, upon the issuance or sale of the Shares in accordance with the Plan and receipt of any consideration required thereby, such shares will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement.

                                     Sincerely yours,

                                     BROOKS, PIERCE, MCLENDON, HUMPHREY &
                                     LEONARD, L.L.P.



                                    By:
                                    Signature of Robert A. Singer appears here
                                        Robert A. Singer